Exhibit 99.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Contract”) is made as of this 11th day of March, 2015 (the “Effective Date”) by and between Connolly Beaver Ruin, LLC, a Georgia limited liability company (“Seller”), and WHLR-Beaver Ruin Village, LLC, a Delaware limited liability company (“Purchaser”).
WITNESSETH:

WHEREAS, Seller owns a leasehold interest in the shopping center containing approximately 11.21 acres of land and improvements with approximately 74,038 square feet of leasable area, commonly referred to as Beaver Ruin Village Shopping Center with an address of 4145-4153 Lawrenceville Highway, Lilburn, Georgia, and desires to sell same to Purchaser; and

WHEREAS, Purchaser desires to acquire Seller’s leasehold interest in such shopping center and related assets;
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:
1.Property.     Subject to the terms and conditions herein, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following described property:
A.    Seller’s interest in those certain ground leases described in Exhibit “F” attached hereto and incorporated herein by reference in connection with those certain tracts or parcels of land located in Lilburn, Gwinnett County, Georgia, consisting of approximately 8.617 acres of land and 2.595 acres of land, respectively, as more particularly described on Exhibit “A” attached hereto and by this reference incorporated herein (collectively, the “Leased Premises”), with Michael T. Smith, Administrator CTA for the Estate of Mary L. Garner, as landlord (“Ground Landlord”), and Seller, as tenant (individually, a “Ground Lease” and collectively, the “Ground Leases”), together with the buildings, certain driveways, parking areas, stormwater ponds, and vacant parcels, and all other improvements located thereon owned by Seller (the “Improvements”), and together with all appurtenances, rights, easements, rights of way, tenements and hereditaments incident thereto and all title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue, open, closed or proposed, in front of or adjoining said tracts of land (said tracts of land, the Improvements and all other rights described above being hereinafter collectively referred to as the “Real Property”); and

B.    All equipment, furniture, furnishings, supplies and other fixtures of every description located on, or attached to the Real Property and which are owned by Seller as of the Effective Date (the “Additional Property”), and

C.    All leases of portions of the Real Property (the “Leases”), as more particularly described in that rent roll on Exhibit “B” attached hereto and by this reference made a part herein; and

D.    To the extent of Seller’s interest, if any, all other assets and property rights (including intangible assets) relating to the Real Property and Additional Property or any portion thereof, including, but not limited to, all reciprocal easement agreements, operating agreements, development agreements, warranties, guarantees and bonds, certificates of occupancy, trade names, service marks, service contracts (to the extent assumed by Purchaser), governmental and regulatory licenses and permits (including any permits relating to stormwater management), final working drawings, engineering plans, utilities lay-out plans, surveys, topographical plans and plans and specifications.

The Real Property, Additional Property, Leases and all other assets and property rights and interests described in this Section 1 are hereinafter collectively referred to as the “Property”.

2.    Purchase Price and Terms of Payment.
A.    The purchase price (“Purchase Price”) for the Property shall be Twelve Million Three Hundred Fifty Thousand and 00/100 Dollars ($12,350,000.00) and shall be paid on the Closing Date by Federal funds wire transfer, in United States dollars.
B.    Fifty Thousand and 00/100 Dollars ($50,000.00) (the “Initial Deposit”) shall be deposited by Purchaser in escrow with Douglas M. Atkins, Sr. Account Executive and Commercial Counsel, Fidelity National Title Insurance Company, National Commercial Services, 5516 Falmouth Street Suite 200, Richmond, VA 23120, Phone (804) 521-5702, Fax (804) 521-5757 as escrow agent (the “Escrow Agent”), within three (3) business days after the Effective Date. Within three (3) business days after the expiration of the Review Period (as defined below), unless this Contract has been sooner terminated, Purchaser shall deposit an additional One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (the “Second Deposit”) with Escrow Agent. As used in this Contract, “Deposit” shall refer collectively to the Initial Deposit and the Second Deposit, together with all interest earned thereon, if any. If the transaction contemplated by this Contract closes in accordance with the terms and conditions of this Contract, at Closing, as defined below, the Deposit shall be delivered by the Escrow Agent to Seller as payment toward the Purchase Price.
C.    The remaining balance of the Purchase Price shall be payable in cash or by wire transfer or other immediately available funds to Seller on the Closing Date.

3.    Review Period; Inspection.

A.    At all times during the period commencing on the Effective Date and terminating on the date that is forty five (45) days after the Effective Date (the “Review Period”), Purchaser, its agents, employees, representatives and contractors, at Purchaser’s sole cost and expense, shall have the rights:

1.    To enter upon the Real Property at all reasonable times, and after reasonable advance notice to Seller, to perform such tests, inspections and examinations of the Real Property and Additional Property as Purchaser deems advisable, including the structural condition of, and all electrical and mechanical systems contained in, the Improvements, and to make investigations with regard to title to the Real Property, environmental matters, matters of survey, flood plain of the Real Property, utilities availability, zoning and building code and other applicable governmental requirements with regard to the Real Property and the use thereof; provided, however, Purchaser shall not conduct any invasive tests without the written consent of Seller, which may be withheld for any or no reason at all by Seller. With respect to the foregoing investigations, Purchaser, its agents, employees, representatives and contractors, may enter upon the Real Property and do all things necessary in connection therewith, subject to the tenants’ rights of occupancy, and provided they do not adversely affect the Real Property. Purchaser shall not unreasonably disturb any of the tenants while conducting its inspections, tests and studies. Purchaser shall indemnify, defend and hold Seller harmless from and against all cost, loss, damage and expense, including reasonable attorneys’ fees, arising out of Purchaser’s or its agent’s or independent contractor’s negligent actions or willful misconduct in conducting the activities upon the Real Property pursuant to the terms of this paragraph; and
2.    After reasonable advance notice to Seller, to investigate and review any and all books and records relating to the Property, the Ground Lease, and all Leases, service agreements, tenant correspondence, operating statements, warranties, guarantees or bonds, certificates of occupancy, governmental or regulatory licenses and permits, plans and specifications and other items relating to the Property. Within five (5) days of the Effective Date, Seller shall forward to Purchaser, true and complete copies, to the best of Seller’s knowledge, of all the items set forth on Exhibit “C” to the extent that such items are in its possession or control. At all reasonable times Seller shall make available to Purchaser, its counsel and accountants, all financial and operating data and other books and records pertaining to the Property under Seller’s control. All information obtained by or furnished to Purchaser is confidential and shall not be distributed by Purchaser to any other parties except its employees, agents and representatives, attorneys, lenders, accountants, and consultants, and, if Purchaser elects to terminate this Contract in accordance with the provisions herein, to the extent practicable, any information furnished by Seller to Purchaser shall be returned to Seller.
B.    Purchaser shall have the right during the Review Period to determine that it is satisfied, in its sole and absolute discretion, with the results of any of the tests, inspections or investigations relating to the Property or the operation thereof, and that the Property is suitable in all respects for Purchaser’s intended purposes or needs. In the event Purchaser does not, prior to the end of the Review Period, notify Seller in writing of the waiver of its right to terminate this Contract pursuant to its review of the items as set forth in this Section 3, this Contract shall automatically terminate without requirement of further action on the part of Purchaser or Seller. In the event of such termination, Purchaser shall immediately return to Seller any documents, plans, studies or other materials related to the Property that were provided by Seller to Purchaser, and so long as Purchaser is not in default hereunder, the Deposit shall be refunded to Purchaser and neither party shall have any further liability or obligations to the other hereunder provided; however, the indemnity contained in Section 3 (A) herein shall survive.
4.    Title.
A.    Purchaser shall obtain at its sole cost and expense a current ALTA owner's leasehold title commitment for title insurance for the Real Property (the "Title Commitment") issued by the Escrow Agent, together with true and complete copies of all exceptions contained therein and Purchaser shall obtain, at its sole cost and expense, an ALTA Survey of the Real Property (the "Survey"). Upon the receipt of the Title Commitment and Survey, Purchaser shall review all such information and shall, prior to the end of the Review Period, furnish a copy of the Title Commitment and Survey to Seller together with a statement as to which exceptions shown on the Title Commitment or Survey are unacceptable to Purchaser (the "Title Objection(s)"). If Purchaser fails to deliver such notice of Title Objections to Seller prior to the end of the Review Period then Purchaser shall be deemed to have found title unacceptable in all respects and this Contract shall be deemed terminated by Purchaser, the Deposit shall be returned to Purchaser and the Seller and Purchaser shall have no further responsibility to each other under this Contract; provided, however, the indemnity contained in Section 3 (A) herein shall survive such termination.

B.    Within five (5) business days of receipt of Purchaser's written notice of Title Objections (the “Seller Election Date"), Seller shall notify Purchaser in writing of any Title Objections which Seller either refuses to cure or is unable to cure in a manner acceptable to Purchaser. In the absence of such notice from Seller to Purchaser, Seller shall be deemed to have elected not to satisfy, correct or cure any Title Objections.

C.    In the event Seller notifies Purchaser or is deemed to have notified Purchaser on or before the Seller Election Date of its election to refuse to cure or its inability to cure in a manner acceptable to Purchaser all of the Title Objections of which Seller is notified by Purchaser, then Purchaser shall by notice to Seller within five (5) business days after the Seller Election Date elect one of the following:
1.    To waive such Title Objection(s) and to close the transaction in accordance with the terms of this Contract; or
2.    To terminate this Contract by notice to Seller given on or before the date which is five (5) business days after the Seller Election Date, and the Deposit shall be refunded to Purchaser and neither party shall have any further liability or obligations to the other hereunder; provided, however, the indemnity contained in Section 3 (A) herein shall survive such termination. If Purchaser fails to deliver such notice to Seller within five (5) business days after the Seller Election Date, then Purchaser shall be deemed to have found title to the Real Property unacceptable in all respects and this Contract shall be deemed terminated by Purchaser, the Deposit shall be returned to Purchaser and the Seller and Purchaser shall have no further responsibility to each other under this Contract provided, however, the indemnity contained in Section 3 (A) herein shall survive such termination.
D.    "Permitted Exceptions" shall mean all exceptions shown on the Title Commitment and matters noted on the Survey other than the Title Objections which Seller agrees to cure pursuant to this Section 4.
E.    Notwithstanding the provisions of Section 4 (A) herein or Section 4 (B) herein to the contrary, on the Closing Date, as defined below, title to the Property shall be good and marketable, free and clear of: all mortgages, liens and encumbrances, all leases other than the Ground

Leases, Leases, security interests, restrictions, rights-of-way, easements, encroachments and other matters, except for the Permitted Exceptions. Notwithstanding anything in this Contract to the contrary, and notwithstanding any notice of Title Objections delivered hereunder or not delivered hereunder, Seller shall cause all mortgages, deeds of trust, judgments and liens, if any, caused by Seller and encumbering the Property to be to be satisfied, vacated or released from the Property, on or prior to Closing. Seller shall take all actions reasonably necessary to satisfy all conditions within Seller’s control that are reflected in the Title Commitment.
5.    Seller’s Representations and Warranties. Seller warrants and represents to Purchaser as follows, which warranties and representations shall be deemed made on the Effective Date and shall be reaffirmed at Closing:
A.    Seller is the owner of a leasehold interest in the Real Property. To the best knowledge of Seller, there are no title conditions adversely affecting title insurability of the Real Property.
B.    Seller is a validly existing limited liability company formed and in good standing in the State of Georgia, authorized to do business in the State of Georgia, and has the authority to enter into and perform its obligations under this Contract. The person executing this Contract on behalf of Seller has been authorized to do so.
C.    The execution and delivery of this Contract do not, and the consummation of the transaction contemplated hereby will not in any material respect require any approval, consent, authorization or order of, or filing with, any private party or any governmental agency or body or violate any law, rule or regulation or any order, arbitration award, judgment or decree to which Seller is a party or by which the Seller or any of the Property is bound.
D.    The Property is not subject to any option contract or other sales contract, or to any leases or other occupancy agreements other than the Ground Leases and the Leases.
E.    Seller has no knowledge of, and has received no notice from, any governmental authority requiring any work, repairs, construction, alterations or installations on or in connection with the Property, or asserting any violation of any federal, state, county or municipal laws, ordinances, codes, orders, regulations or requirements affecting any portion of the Property, including, without limitation, any applicable environmental laws or regulations. There is no action, suit or proceeding pending or, to the knowledge of Seller, threatened against or affecting Seller or the Property or any portion thereof or relating to or arising out of the ownership of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.
F.    The Seller has not received from any governmental authority any written notice of, and the Seller presently has no knowledge of, pending or contemplated condemnation proceedings affecting the Property.
G.    Seller has not received any notice from any insurance company or any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies with respect to, or requesting the performance of any repairs, alterations or other work to, the Property.

H.    To the best of Seller’s knowledge, the Real Property does not presently contain and is free from all hazardous substances and/or wastes, toxic and nontoxic pollutants and contaminants including, but not limited to, petroleum products and asbestos, and Seller has no knowledge of any violation of any environmental laws on the Real Property.
I.    No assessments or charges for any public improvements have been made against the Property which remains unpaid. No improvements to the Property or any roads or facilities abutting the Property have been made or ordered for which a lien, assessment or charge can be filed or made.
J.    Exhibit “B” lists all (i) leases for any portion of the Property and all amendments and any other writings related thereto in effect on the Effective Date and (ii) guaranties with respect to the Leases in effect on the Effective Date (the “Guaranties”). Each of the Leases and Guaranties is valid and subsisting and in full force and effect, has not been further amended, modified or supplemented and the tenant thereunder is in actual possession in the normal course and the tenant is not in material default thereunder. No tenant has asserted any claim of which Seller has notice which would in any way affect the collection of rent from such tenant and no written notice of default or breach on the part of the landlord under any of the Leases has been received by Seller or its agents from the tenant thereunder. All improvements, landlord work, painting, repairs, alterations and other work required to be performed thereunder, have been or will, be fully performed and paid for in full prior to Closing,
K.    The rents set forth in Exhibit “B” are the actual rents, income and charges presently being collected by Seller. No tenant under any of the Leases is entitled to any concessions, allowances, rebates or refunds or has prepaid any rents or other charges for more than the current month. None of the Leases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered, except in connection with any loan to be fully satisfied prior to, or at, Closing. No security deposits have been paid by any tenants which have not heretofore been returned, except as set forth in Exhibit “B” hereto, if any.
L.    Following Closing, no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases or any extensions or renewals thereof.
M.    To the best of Seller’s knowledge, all documents provided to Purchaser, including without limitation the items provided pursuant to Section 3 (A) (2) herein are the complete originals or, if not originals, are true, accurate, and complete copies thereof.
N.    Except as delivered to Purchaser as specified in Section 1 (D) herein, there are no material warranties, guarantees or bonds, certificates of occupancy, governmental or regulatory licenses and permits, plans and specifications or other tangible or intangible assets relating to the Real Property or Additional Property, and all of the warranties, guarantees and bonds, certificates of occupancy, governmental or regulatory licenses and permits and other assets are assignable, valid and existing and in full force and effect and have not been amended, modified or supplemented.
O.    The Seller is not a debtor in any bankruptcy or other insolvency proceeding.
P.    All amounts due and payable by Seller under any operating and reciprocal easement agreements affecting the Real Property have been paid and Seller has not received written notice of default under any such agreements which have not been cured. To the best of Seller’s knowledge, there are no parties subject to such agreements which are in default under any of such agreements.
Q.    To the best knowledge of Seller, the Ground Leases are not subject to any liens or encumbrances.
Notwithstanding anything to the contrary herein, the effect of the representations made in this Section 5 shall not be diminished or deemed to be waived by any inspections, tests or investigations made by Purchaser or its agents.
6.    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller as follows:
A.    This Contract is validly executed and delivered by Purchaser and the performance by Purchaser hereunder does not violate (i) any agreement or contract to which Purchaser is a party or (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Purchaser is subject.
B.    The execution of this Contract by Purchaser has been properly authorized and is the binding obligation of Purchaser.
7.    Seller’s Covenants. From the Effective Date until the Closing Date, Seller covenants and agrees as follows:
A.    Seller will not (i) mortgage, pledge or subject the Property or any part thereof to an unbonded lien or other encumbrance, (ii) permit any mechanic’s or materialmen’s lien to attach against the Real Property, (iii) execute or cause or permit to be placed of record any document affecting title to any portion of the Real Property, or (iv) enter into, or subject any portion of the Property to, any option contract, sales contract, or any other agreement, pursuant to which any party shall have any right to purchase any portion of the Property or (v) enter into any lease, assignment, amendment, modification, supplement or renewal of any of the Leases, without first receiving Purchaser’s prior written approval, which approval may be withheld for any reason.
B.    Seller will not sell or otherwise dispose of or remove any fixtures, mechanical equipment or any other item included within the Property.
C.    Seller will not do any act without the prior written consent of Purchaser which will materially adversely affect the warranties, guarantees, bonds and other items delivered to Purchaser as specified in Section 1 (D) herein.
D.    Seller will comply with each and every material undertaking, covenant and obligation of the landlord under the Leases.
E.    Seller will maintain or cause to be maintained the Property, including all plumbing, heating, ventilating, air conditioning and other mechanical and electrical systems contained in the Improvements, in good order and repair, reasonable wear and tear excepted.
F.    Seller will pay or cause to be paid all debts, taxes, fees, assessments, commissions, and other obligations owed by Seller related to the use and ownership of the Property up to the date of Closing, except for those items for which proration is agreed upon in accordance with the provisions of Section 10 herein.

G.    Seller will: (i) manage and operate the Property only in the ordinary and usual manner and maintain in full force and effect until the Closing Date all appropriate insurance policies; (ii) deliver the Property on the Closing Date in substantially the same condition it is in on the date of this Contract, reasonable wear and tear excepted; (iii) give prompt written notice to Purchaser of any fire or other casualty affecting the Property after the Effective Date; (iv) deliver to Purchaser, promptly after receipt by Seller, copies of all notices of violation issued by governmental authorities with respect to the Property received by Seller after the Effective Date.
H.    Seller shall use commercially reasonable efforts to obtain from all ground lessors an amendment to any ground lease that is required by Purchaser or any lender to Purchaser; provided, however, the failure to obtain such amendment to any ground lease shall not be a breach of this Contract nor a condition precedent to Closing by Purchaser.
I.    If Purchaser has not terminated this Contract on or before the expiration of the Review Period, Seller will deliver to Purchaser, prior to or at Closing, duly executed originals of estoppel certificates (the “Estoppel Certificates”) from McDonald’s, Popeyes and Captain D’s, (the “Key Tenants”) and from tenants representing at least seventy five percent (75%) of leased area of the Property excluding that which is leased to the Key Tenants in the form attached hereto as Exhibit “D” or upon any similar form reasonably required by any lender to Purchaser; provided, however, that if a form of estoppel certificate is attached to or otherwise prescribed in an applicable Lease, then such form shall be deemed to be acceptable to Purchaser. Seller shall deliver all of the required Estoppel Certificates to Purchaser prior to or at Closing in the required form and each Estoppel Certificate showing: (i) no claim of offset by the tenant, (ii) no default by Seller under the Leases and no circumstance which would with the giving of notice or passing of time be a default by Seller under any Lease within the aforesaid time period, and (iii) no material deviation from information provided by Seller to Buyer. Seller shall use reasonable, good faith efforts to obtain execution of the attached Guarantee Estoppel attached hereto as Exhibit “E” without any amendments thereto from each Guarantor of a Lease for which an Estoppel Certificate is required hereunder. Purchaser shall prepare the Estoppel Certificates and Guarantee Estoppels and forward such estoppel letters to the Seller for distribution to the Tenants and Guarantors. In addition, Seller shall use commercially reasonable efforts to obtain from all ground lease lessors an estoppel that is to the satisfaction of Purchaser and any lender to Purchaser; provided, however, the failure to obtain such estoppel shall not be a breach of this Contract nor a condition precedent to Closing by Purchaser.
J.    If Purchaser has not terminated this Contract on or before the expiration of the Review Period, Seller will use commercially reasonable efforts to deliver to Purchaser, prior to Closing, duly executed originals of subordination, nondisturbance agreements (the “SNDA Agreements”) from each tenant that has recorded a memorandum of lease in the land records of Lilburn, Georgia, upon a form required by any lender to Purchaser; provided, however, that if a form of SNDA Agreement is attached to or otherwise prescribed in an applicable Lease, then such form shall be deemed to be acceptable to Purchaser.
K.     If Purchaser has not terminated this Contract on or before the expiration of the Review Period, Seller will use commercially reasonable efforts to deliver to Purchaser, prior to Closing, duly executed originals of estoppel certificates (“REA Estoppel”) from all parties subject to any Reciprocal Easement Agreement or Easement with Covenants and Restrictions or similar agreement (the “Restrictive Agreement”), if any, in the form attached hereto as Exhibit “I”, by which the parties to the Restrictive Agreement shall certify that the Restrictive Agreement is in full force and effect, has not been modified or amended in any way, and to the best knowledge of the party giving the estoppel, the Seller is not in default under the applicable instrument and all amounts, if any, owing under the Restrictive Agreement have been paid in full by Seller.
L.    Within three (3) business days of receipt of Purchaser’s notification to Seller that it has waived its rights to terminate this Contract pursuant to Section 3 (B) herein, Seller will give notice of termination to be effective at Closing with regard to any management or leasing contract or fee arrangement between Seller and any other party for or in connection with the Real Property and all payments due thereunder will be paid in full by Seller at or prior to Closing and Seller shall hold Purchaser harmless from any claims thereunder, unless Purchaser, at its sole option, assumes any such agreement in writing. Seller further warrants and represents that all such contracts and agreements shall be terminated effective as of Closing, unless otherwise assumed by Purchaser as noted above.
M.    If, after Seller’s execution hereof, any event occurs or condition exists which renders any of the representations contained herein untrue or misleading, Seller shall promptly notify Purchaser in writing.

8.    Conditions.
A.    In addition to Purchaser’s absolute right to terminate this Contract for any reason at any time during the Review Period, the obligation of Purchaser under this Contract to purchase the Property from Seller is subject to the satisfaction of each of the following conditions on or prior to the Closing Date, any of which conditions may be waived in whole or in part by Purchaser by written waiver at or prior to the Closing Date:
1.    Title to the Real Property shall be good and marketable as required herein, free and clear of all liens and encumbrances, and subject to no exceptions other than the Permitted Exceptions and the Escrow Agent shall be prepared to issue an owner’s leasehold title insurance policy pursuant to the Title Commitment insuring the title to the Real Property, subject only to the Permitted Exceptions, in the amount of the Purchase Price and with such endorsements as Purchaser shall reasonably require. Seller shall discharge all liens caused by Seller against the Property at Closing.
2.    Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this Contract to be performed by, observed and complied with on its part either on or prior to the Closing Date.
3.    All of Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the Closing Date, and Seller will deliver to Purchaser at Closing a certificate to that effect.
4.    The physical condition of the Property shall not have materially changed since the Effective Date.
5.    The Key Tenants shall be occupying the Property and none of the Key Tenants shall be in default in the payment of rent or performance of any other material obligation.

6.    Seller shall have received the Estoppel Certificates and Guarantor Estoppels as required pursuant to Section 7 herein.
7.    Notwithstanding that certain of Seller's representations and warranties may be limited to the extent of actual knowledge of the facts stated therein, it shall be a condition precedent to Purchaser's obligation to conduct Closing that the facts stated in all such representations and warranties shall be correct as of the time of Closing.
8.    Intentionally deleted.
9.    Intentionally deleted.
10.    Kroger shall be operating its business at 4155 Lawrenceville Highway, Lilburn, Georgia 30047.
In the event any of the foregoing conditions to the Closing are not satisfied or waived in writing by Purchaser as of the Closing Date, then Purchaser may either (i) extend the date for Closing for a maximum of fifteen (15) days until such conditions are satisfied, or (ii) terminate this Contract and have the Deposit refunded together with accrued interest or (iii) waive in writing the satisfaction of any such conditions, in which event this Contract shall be read as if such conditions no longer existed; provided, however that, if such failure of condition also constitutes or is accompanied by a default by Seller hereunder, Purchaser shall have all rights and remedies as set forth in Section 13 herein. If Purchaser has extended the date for Closing for a maximum of fifteen (15) days and the condition(s) are still not satisfied as of the extended date for Closing, then Purchaser may (i) waive in writing the satisfaction of any such conditions, in which event this Contract shall be read as if such conditions no longer existed or (ii) terminate this Contract and have the Deposit refunded together with accrued interest; provided, however, that if such failure of condition also constitutes or is accompanied by a default by Seller hereunder, Purchaser shall have all rights and remedies as set forth in Section 13 herein.
B.    The obligations of Seller under this Contract to sell the Property to Purchaser are subject to the satisfaction of each of the following conditions:
1.    Purchaser shall have performed, observed and complied with all covenants, agreements and conditions required by this Contract to be performed by, observed and complied with on its part either on or prior to the Closing Date.
2.    All of Purchaser’s representations and warranties contained herein shall be true and correct in all material respects.
In the event any of the foregoing conditions to the Closing are not satisfied or waived in writing by Seller as of the Closing Date, then Seller may terminate this Contract and the Deposit shall be returned to Seller, Seller and Purchaser shall have no further responsibility to each other and the indemnity contained in Section 3 (A) herein shall survive; provided, however that, if such failure of condition also constitutes or is accompanied by a default by Purchaser hereunder, Seller shall have all rights and remedies as set forth in Section 14 herein.
9.    Closing.
A.    Unless this Contract is terminated by Purchaser or Seller as herein provided, the closing hereunder (the “Closing”) shall be conducted in escrow by the Escrow Agent on or before that date which is thirty (30) days after the end of the Review Period (the “Closing Date”).

B.    At Closing, in addition to any other documents required to be delivered under the terms of this Contract, Seller shall deliver or cause to be delivered to Purchaser the following, copies of which shall be delivered to Purchaser five (5) days prior to Closing for its review and approval:
1.    An assignment of the Ground Leases to Purchaser, with the assumption by Purchaser of the liabilities and obligations thereunder on the terms set forth therein and substantially in the form attached hereto as Exhibit “G” (the “Ground Lease Assignment”) free and clear of all assignments, pledges or hypothecations thereof, which such Ground Lease Assignment shall include Seller’s indemnity for all matters arising or asserted due to events or occurrences arising on or before the Closing Date, and Purchaser’s indemnity for such matters arising after the Closing Date.
2.    A bill of sale with warranty of ownership or assignment of lease, as the case may be, of all of the Additional Property, duly executed and acknowledged by Seller.
3.    The originals of the Leases and Guarantees thereof, together with a valid assignment, duly executed assigning to Purchaser all of Seller’s right, title and interest, as landlord in and to the Leases and Guarantees thereof, free and clear of all assignments, pledges or hypothecations thereof, which assignment shall include Seller’s indemnity for all matters arising or asserted due to events or occurrences arising on or before the Closing Date, and Purchaser’s indemnity for such matters arising after the Closing Date.
4.    Notice to the tenants under the Leases in the form approved by Purchaser and in conformity with the requirements of the Leases, duly executed and acknowledged by Seller, advising the tenants of the sale of the Property to Purchaser and directing that rent and other payments thereafter be sent to Purchaser (or its agent) at the address provided by Purchaser.
5.    A valid assignment, duly executed and acknowledged by Seller, assigning to Purchaser all of Seller’s interest in and to guarantees, warranties and bonds and other assets comprising the Property, together with the original of each such guaranty, warranty, bonds and other related documents.
6.    To the extent they are in Seller’s possession or control, originals of all certificates of occupancy, licenses, permits, authorizations and approvals required by law and issued by all governmental authorities having jurisdiction over the Real Property and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions).
7.    To the extent they are in Seller’s possession or control, a complete set of the final working drawings, engineering plans, utilities lay-out plans, topographical plans and the like used in the construction of the Improvements.
8.    Such affidavits or letters of indemnity as the Escrow Agent shall reasonably require in order to issue policies of title insurance free of any exceptions for unfiled mechanics, materialmen’s or similar liens, and parties in possession (other than the tenants under the Leases).
9.    A certificate of non-foreign status as required by Section 1445 of the Internal Revenue Code.
10.    All keys, codes, or other security devices used in connection with the operation of the Property.
11.    Seller’s certificate pursuant to Section 8 herein with respect to its representations and warranties.

12.    Any other documents reasonably requested by Purchaser or    Purchaser’s title insurance company in order to consummate the transaction contemplated by this Contract.
13.    A closing statement executed by Seller.
C.    At Closing, in addition to any other documents required to be delivered under the terms of this Contract, Purchaser shall deliver or cause to be delivered the following:
1.    Cash, wire transfer or other immediately available funds payable to Seller in the amount of the funds at Closing, as specified in Section 2 (A) herein.
2.     A bill of sale with warranty of ownership or assignment of lease, as the case may be, of all of the Additional Property, duly executed and acknowledged by Purchaser.
3.    A valid assignment, duly executed assigning to Purchaser all of Seller’s right, title and interest, as landlord, in and to the Leases and Guarantees thereof, free and clear of all assignments, pledges or hypothecations thereof, which assignment shall include Seller’s indemnity for all matters arising or asserted, due to events or occurrences arising on or before the Closing Date, and Purchaser’s indemnity for such matters arising after the Closing Date.
4.    A valid assignment, duly executed and acknowledged by Purchaser, assigning to Purchaser all of Seller’s interest in and to guarantees, warranties and bonds and other assets comprising the Property, together with the original of each such guaranty, warranty, bonds and other related documents.
5.    A closing statement executed by Purchaser.
D.    As Is, Where Is. Subject to the covenants, warranties and representations made by Seller in this Contract and any document delivered by Seller at Closing and without in any way limiting Purchaser's remedies for the breach thereof, neither Seller nor any agent, employee, officer, director, attorney, broker, contractor, representative or property manager of Seller have made and are not now making, and they specifically disclaim, any warranties, representations or guaranties of any kind or character, express or implied, statutory, oral or written, past, present or future, with respect to the Property, including, but not limited to, warranties, representations or guaranties as to any of the following matters, whether patent or latent: (i) intentionally deleted(ii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water and earthquake faults and the resulting damage of past and/or future earthquakes, (iii) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway or special flood hazard, (iv) drainage, (v) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (vi) zoning to which the Property or any portion thereof may be subject, (vii) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (viii) usages of adjoining Property, (ix) access to the property or any portion thereof, (x) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, habitability, suitability, structural integrity, operation, or physical or financial condition of the Property or any portion thereof, including, without limitation, the structural elements, foundation, roof appurtenances, access, landscaping, parking facilities or the electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities or appliances at the Property, if any, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (xi)intentionally deleted; (xii) intentionally deleted(xiii) the existence or non‑existence of underground storage tanks, (xiv) any other matter affecting the stability or integrity of the Property, (xv) the potential for further development of the Property, (xvi) the existence of land use, zoning or building entitlements affecting the Property, or (xvii) the habitability, merchantability, or fitness for a particular use of the Property.

In addition, except for and subject to the covenants, warranties and representations made by Seller in this Contract and any document delivered by Seller at Closing, Purchaser acknowledges and agrees that neither Purchaser nor its representatives has relied upon or will rely upon any warranty of Seller or any of its respective agents, employees, officers, directors, attorneys, brokers, contractors, representatives or property managers and acknowledges that no such representations have been made, except as set forth in this Contract and any document delivered by Seller at Closing. Purchaser represents that it is a knowledgeable, experienced and sophisticated Purchaser of real estate and that, except as set forth in this Contract and any document delivered by Seller at Closing, it is relying solely on its own expertise and that of Purchaser's consultants in purchasing the Property. As permitted by the terms of this Contract and subject to the limitations set forth in Section 3 herein, Purchaser will conduct such inspections and investigations of the Property as Purchaser deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same and upon any explicit warranties and representations of Seller as contained in this Contract. Upon Closing, Purchaser shall assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser's inspections and investigations, except to the extent there has been a breach of any covenant, representation or warranty made by Seller in this Contract or any document delivered by Seller at Closing. Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property AS IS, WHERE IS, and WITH ALL FAULTS, except to the extent there has been a breach of any covenant, representation or warranty made by Seller in this Contract or any document delivered by Seller at Closing. Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property by Seller, any agent of Seller or any third party, except as set forth in this Contract or any document delivered by Seller at Closing. The terms and conditions of this Section 9 (D) shall expressly survive the Closing, not merge with the provisions of any closing documents and shall be incorporated into the limited warranty deed. Seller is not liable or bound in any manner by any oral or written statements, representations, or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same is specifically set forth or referred to herein. Purchaser acknowledges that the Purchase Price reflects the "as is" nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Purchaser has fully reviewed the disclaimers and waivers set forth in this Contract with its counsel and understands the significance and effect thereof.
10.    Adjustments.
The following shall be adjusted between Seller and Purchaser and shall be prorated on a per diem basis as of 12:01 A.M. on the Closing Date, except as noted below:
A.    All rents and other payments and obligations pursuant to the Ground Leases and the Leases. All monies received after Closing from a tenant in arrears at Closing shall be first applied to current rent, then to arrearages and any other amounts owing to Seller. Purchaser shall be under no obligation to collect any arrearages owing to Seller. Seller covenants and agrees, which covenant and agreement shall survive the Closing, not to sue or otherwise assert a claim under any Lease against any tenant of the Property that, at the time of assertion of the claim, is a tenant at the Property or is otherwise obligated to Purchaser under a lease for any portion of the Property. After Closing, Purchaser shall use commercially reasonable efforts, excluding litigation, to collect any delinquent rents on behalf of Seller.
B.    Real estate taxes (on the basis of the actual fiscal years for which such taxes are assessed), personal property taxes, and assessments on the Property shall be apportioned pro rata between Seller and Purchaser, with Seller responsible for the same to and including the day prior to the Closing Date and Purchaser responsible for the same from and after the Closing Date. In the event that as of the Closing date the actual tax bills for the tax year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then rates and assessed valuation for the previous year, with known changes, shall be used at Closing and after the Closing occurs and when the actual amount of taxes for the year in question shall be determinable, such taxes will be re-prorated between the parties to reflect the actual amount of such taxes. Purchaser shall receive a credit in an amount equal to any taxes and assessments unpaid as of the Closing Date and for which Seller is responsible hereunder. Seller shall receive a credit in an amount equal to any taxes and assessments which have been paid by Seller applicable to periods on or after the Closing Date.
C.    Seller shall pay to Purchaser at Closing, by credit against the Purchase Price, all security deposits paid by tenants under the Leases.
D.    (i)    Seller shall pay the amount of recording fees and taxes for the Ground Lease Assignment, one-half of the fees charged by the Escrow Agent to act as settlement agent, and its attorneys’ fees.
(ii)    Purchaser shall pay at Closing the charges of the Escrow Agent for issuance of the title commitment and owner’s title policy to Purchaser, the cost of the Survey, the cost of recording any security instruments required by any lender, one-half of escrow fees charged by Escrow Agent to act as settlement agent any costs arising from or related to Purchaser’s studies and activities under the Review Period, and its attorneys’ fees.
E.    At Closing, Purchaser shall receive a prorata credit for all common area maintenance and other reimbursable charges (collectively, “CAM Charges”) and indices charges (if any) for each Tenant received by Seller for the landlord’s fiscal year which includes the date of Closing. For purposes of this Contract, the phrase “landlord’s fiscal year” shall be deemed to be that twelve (12) month period which has been historically used by Seller for the calculation and allocation of CAM Charges, indices charges, property taxes and any other reimbursable charges, as the case may be. All CAM Charges and indices charges received after the date of Closing applicable to such landlord’s fiscal year shall be held by Purchaser until final billing of such Tenant for such entire fiscal year. Purchaser shall cause any such final billing to occur promptly upon the expiration of such fiscal year (and in any event within ninety (90) days thereafter), and shall use commercially reasonable efforts to collect any and all amounts relating to such final billing. CAM Charges and indices charges shall be reprorated after the end of such fiscal year promptly upon receipt of payment thereof for such fiscal year, and in any event thirty (30) days from receipt of any payments on account of a final billing. Within thirty (30) days of receipt of payment, if an amount is owed to Seller, Purchaser shall remit to Seller its pro rata share of any such CAM Charges and indices charges (taking into account any payments on account of such charges for landlord’s fiscal year previously received by or delivered to Seller or if an amount is owed to Purchaser, Seller shall remit to Purchaser its pro rata share of any such CAM Charges and indices charges (taking into account any payments on account of such charges for landlord’s fiscal year previously received by or delivered to Purchaser.
F.    With the exception of any adjustments to be made following the Closing Date, (a) if a net amount is owed by Seller to Purchaser pursuant to this Section 10, such amount shall be credited against the Purchase Price, and (b) if a net amount is owed by Purchaser to Seller pursuant to this Section 10, such amount shall be added to the Purchase Price.
11.    Possession.     Possession of the Property shall be delivered as of the Closing Date subject only to the Leases.
12.    Condemnation.     In the event that any eminent domain proceeding (including a temporary taking) affecting the Real Property or any part thereof or affecting any of the rights of the tenants under the Leases is commenced or threatened by a governmental body having the power of eminent domain (a “Condemnation”), Seller shall immediately give Purchaser written notice thereof, and in the event, in Purchaser’s sole opinion, such Condemnation has no material adverse effect on the Property, Purchaser shall receive the award resulting from the Condemnation, (or if not then received, the right to the same shall be assigned to Purchaser), and this transaction shall be closed in the same manner as if no such Condemnation or other taking shall have occurred. However, if any such Condemnation has, or will have, in Purchaser’s sole opinion, a material adverse effect on the Property, Purchaser may terminate this Contract, in which event the Escrow Agent shall immediately forward the Deposit to Purchaser, and neither party shall have any further liability or obligations to the other hereunder; provided, however, that the indemnity contained in Section 3 (A) herein shall survive.
13.    Seller’s Default.     In the event Seller shall be in breach or violation of, or shall fail or refuse to perform its obligations under this Contract, which breach or failure is not cured within five (5) business days after receipt of written notice from Purchaser, Purchaser may, at its option, either (i) cancel this Contract by written notice to Seller and Escrow Agent, whereupon the Deposit shall be returned to Purchaser and Seller shall reimburse Purchaser its reasonable out of pocket expenses incurred or arising pursuant to this Contract up to a maximum of Twenty Five Thousand and 00/100 Dollars ($25,000.00), or (ii) compel specific performance of Seller’s obligations hereunder. Notwithstanding anything herein to the contrary, in the event that Seller willfully and intentionally defaults in its obligations under this Contract for the purpose of preventing Purchaser from purchasing the Property and if specific performance is not a commercially reasonable available remedy because of Seller acts, Purchaser shall have the right to pursue any remedy at law or in equity, including, without limitation, a claim for money damages. Further, notwithstanding anything herein to the contrary, subject to the terms of Section 17 herein, in the event of a Seller breach or violation or failure or refusal to perform its obligations under this Contract which is determined by a Court of competent jurisdiction to be a breach or violation of, or failure or refusal to perform Seller obligations under this Contract, and which occurs before the Closing but is not discovered until after the Closing, Purchaser shall have any and all remedies provided by law or equity.
14.    Purchaser’s Default; Liquidated Damages.     In the event Purchaser shall be in breach or violation of, or shall fail or refuse to perform its obligations under this Contract, which breach or failure is not cured within five (5) business days after receipt of written notice from Seller, the Deposit shall be forwarded by Escrow Agent to Seller, which is hereby agreed to be adequate liquidated damages for Purchaser’s default hereunder, and Seller shall have no other rights or remedies. The parties acknowledge that the Deposit represents a reasonable effort to ascertain the damages to Seller in the event of a Purchaser default, which damages are difficult or impossible to quantify.
15.    Broker’s Commission.     Seller shall be solely responsible for, and shall pay in cash at Closing, and only if Closing shall occur, a real estate commission to Kyle Stonis of SRS Real Estate Partners, (the “Broker”) pursuant to the terms of a separate agreement. Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller that except as provided in the preceding sentence no commissions are due and owing to any real estate broker or salesperson in connection with this transaction arising out of its actions. Seller and Purchaser hereby each agree to indemnify, defend and hold the other harmless from and against any claim for any real estate commission or similar fee arising out of its actions concerning the purchase and sale of the Property as contemplated by this Contract. Seller acknowledges that Purchaser has disclosed that certain of its principals are licensed real estate agents in the Commonwealth of Virginia. Purchaser acknowledges that Seller has disclosed that certain of its principals are licensed real estate agents in the State of Georgia.
16.    Insurance; Risk of Loss.     At all times until the Closing has been consummated, Seller shall maintain in full force and effect casualty and liability insurance on or with respect to the Property, it being understood and agreed that all risk of loss with respect to the Property shall remain with Seller through Closing. In the event that prior to the Closing Date, the Improvements on the Property are damaged, destroyed, or rendered unusable, in whole or in part, by fire, or other cause, then the Purchaser may terminate this Contract by notice to the Seller within ten (10) days of Purchaser’s receipt of Seller’s notice of such damage or proceeding, in which case the Deposit shall be refunded to Purchaser, and thereafter neither party shall have any further obligation or liability to the other by virtue of this Contract, except as otherwise expressly provided herein.
17.    Survival of Covenants.    All covenants, representations and warranties made by Seller and Purchaser shall survive the Closing for a period of nine (9) months after Closing. All such covenants, representations and warranties made by Seller or Purchaser shall be true, bona fide and accurate as of Closing, notwithstanding the fact that any of the covenants, representations and warranties by the language used in this Contract or therein may refer to a state of facts as of a date prior to the Closing Date and not as of the Closing Date. The above limitations shall not apply to any covenants, representations or warranties contained in any deed of bargain and sale made by Seller to Purchaser.
18.    Assignment.        Purchaser’s rights under this Contract shall be assignable by Purchaser, without further consent of Seller, to an entity affiliated with or controlled by Purchaser or any of Purchaser’s principals.

19.    Notices.     All notices, requests or other communications permitted or required under this Contract shall be in writing and shall be communicated by personal delivery, by nationally recognized overnight delivery service (such as Federal Express), by certified mail, return receipt requested, or by electronic mail to the parties hereto at the addresses shown below or at such other address as any of them may designate by notice to each of the others. Notice given by electronic mail shall be effective upon sending electronic mail, but only if notice is sent the same day by another method permitted by this Section 19.
Seller:
Connolly Beaver Ruin, LLC
c/o Spruce Street Partners, LLC
1954 Airport Road, Suite 270
Chamblee, Georgia 30341
Attention: Timothy J. Connolly, II
Phone: (770) 277-6088
Email: ii@sspartners.net

Copy to:
Morris, Manning & Martin, LLP
3343 Peachtree Road, Suite 1600
Atlanta, Georgia 30326
Attention: Vanessa G. Morris, Esq.
Phone: (404) 495-3665
Email: vgm@mmmlaw.com

Purchaser:
Dave Kelly
Wheeler Interests, LLC
2529 Virginia Beach Boulevard
Virginia Beach, Virginia 23452
Phone: (757) 627-9088
Email: dkelly@WHLR.us

Copy to:
Stuart A. Pleasants, attorney at law
Stuart A. Pleasants, P. C.
2529 Virginia Beach Boulevard
Virginia Beach, Virginia 23452
Phone: (757) 275-7634
Email: stuartpleasants@verizon.net

Escrow Agent:
Douglas M. Atkins, Sr. Account Executive and Commercial Counsel
Fidelity National Title Insurance Company
National Commercial Services
5516 Falmouth Street Suite 200
Richmond, VA 23120
Phone (804) 521-5702
Email: douglas.atkins@fnf.com

20.    Escrow.     Upon its receipt thereof, Escrow Agent shall deposit the Deposit in a federally insured interest bearing account, with all accrued interest earned thereon to be added to and deemed a part of the Deposit. Except as otherwise provided in this Contract, the Deposit shall be delivered by Escrow Agent to Seller on the Closing Date for application against the Purchase Price; provided, however, if Purchaser shall be entitled to a refund of the Deposit in accordance with the terms of this Contract, Escrow Agent shall promptly refund the Deposit to Purchaser. Escrow Agent shall have no liability to any party hereto in acting or refraining from acting hereunder except for willful malfeasance and shall perform such function without compensation. In the event of any dispute between the parties hereto or between Escrow Agent and Seller or Purchaser, Escrow Agent may deposit the Deposit in a court of competent jurisdiction for the purpose of obtaining a determination of such controversy. Seller and Purchaser agree to execute and deliver an escrow agreement in the form designated by Escrow Agent or in form and content as contained in the escrow agreement (the “Escrow Agreement”) attached hereto as Exhibit “H”.

21.    Like Kind Exchange Under Section 1031 of the Internal Revenue Code. The parties acknowledge that Seller or Purchaser may wish to enter into a like kind exchange (either simultaneous or deferred) with respect to the Property (the “Exchange”) pursuant to the applicable provisions of Section 1031 of the Internal Revenue Code of 1986, as amended. Notwithstanding anything to the contrary contained in this Contract, Seller or Purchaser shall have the right to assign its interest under this Contract without the other party’s consent for the sole purpose of enabling the assigning party to effectuate the Exchange, including execution of any necessary acknowledgment documents; provided, however, that notwithstanding any such assignment, the assigning party shall not be released from any of its liabilities, obligations or indemnities under this Contract. The other party shall cooperate in all reasonable respects with the assigning party to effectuate such Exchange; provided, however, that:
A.    Closing shall not be extended or delayed by reason of such Exchange;
B.    The non-assigning party shall not be required to incur any additional cost or expense as a result of such Exchange, and the assigning party shall forthwith, on demand, reimburse the non-assigning party for any additional cost or expense excepting for attorney’s fees incurred by the non-assigning party as a result of the Exchange in reviewing documents; and
C.    The assigning party’s ability to consummate the Exchange shall not be a condition to the obligations of assigning party under this Contract, and the non-assigning party does not warrant and shall not be responsible for any of the tax consequences to assigning party with respect to the transactions contemplated hereunder.

22.    Miscellaneous.
A.This Contract shall be governed by, construed and enforced under the laws of the State of Georgia, without regard to its conflicts of laws provisions.
B.This Contract sets forth the entire agreement and understanding between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings which led to the subject matter hereof.
C.All the terms, covenants, representations, warranties and conditions of this Contract shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, personal representatives, executors, successors and permissible assigns.
D.Failure of any party at any time or times to require performance of any provisions herein shall in no manner affect the right at a later time to enforce the provision. No waiver by either party of any condition, or the breach of any term, covenant, representation or warranty contained in this Contract, whether by conduct or otherwise, in any one of more instances, shall be deemed a further or continuing waiver of condition or covenant, representation or warranty contained in this Contract.
E.Any amendment or modification of this Contract shall be made in writing executed by the party sought to be charged thereby.
F.Wherever used herein, the singular shall include the plural, the plural shall include the singular and the use of any gender shall include all other genders. If Seller consists of more than one individual or entity, all individuals and entities comprising Seller shall be jointly and severally liable under this Contract. In this Contract, whenever general words or terms are followed by the word “including” (or other forms of the word “include”) and words of particular and specific meaning, shall be deemed to include the words “including without limitation,” and the general words shall be construed in their widest extent, and shall not be limited to persons or things of the same general kind or class as those specifically mentioned in the words of particular and specific meaning.
G.The captions and Section headings contained herein are for convenience only and shall not be used in construing or enforcing any of the provisions of this Contract.
H.This Contract may be executed by electronic mail in two (2) or more counterparts, each of which shall be deemed an original hereof, but all of which, together, shall constitute a single agreement. If executed by electronic mail, the parties to this Contract may rely on an electronic copy as an original.
I.Time is of the essence with respect to every provision of this Contract. If the expiration of any time period measured in days occurs on a Saturday, Sunday or legal holiday, such expiration shall automatically be extended to the next day which is not a Saturday, Sunday or legal holiday.
J.    Except as expressly set forth in this Contract, the exercise by any party to this Contract of any of its remedies under this Contract will be without prejudice to its other remedies under this Contract or available at law or in equity.

K.    In the event of any litigation between the parties hereto with respect to this Contract, the non-prevailing party in such litigation shall pay any and all costs and expenses incurred by the other party in connection with such litigation including, without limitation, court costs (including costs of any trial or appeal therefrom) and reasonable attorneys' fees and disbursements.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement.

PURCHASER:

WHLR-BEAVER RUIN VILLAGE, LLC

/s/ Jon S. Wheeler
By Jon S. Wheeler, its Manager

SELLER:

CONNOLLY BEAVER RUIN, LLC, a Georgia limited liability company

By: Connolly Manager, Inc.
a Georgia corporation
Its Manager

By:    /s/ Timothy J. Connolly II
Name: Timothy J. Connolly II
 Title: President

[Corporate Seal]